Exhibit 99.1

Phio Pharmaceuticals Announces Reverse Stock Split

MARLBOROUGH, Mass. (Newsfile Corp. – July 2, 2024) -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO) (the “Company”), a clinical stage biotechnology company whose proprietary INTASYL® siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-9. The reverse stock split will become effective at 12:01 a.m. Eastern Time on July 5, 2024 and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on July 5, 2024 under the Company’s existing trading symbol, “PHIO.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 71880W501.

The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock, for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every nine (9) shares of the Company’s common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 4.6 million shares to approximately 0.5 million shares. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders of the Company’s common stock will receive a cash payment in lieu of any fractional shares to which they would otherwise be entitled. The shares of common stock underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse stock split. Stockholders with shares held in certificate form will receive from Computershare instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of the Company’s common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 8, 2024 by the Company.

About Phio Pharmaceuticals

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL® RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company’s website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "intend," "believe," "anticipate," "indicate," "plan," "expect," "suggest," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could," “continue,” or the negative of these terms or other similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Examples of forward-looking statements include statements regarding compliance with the minimum bid price requirement and other applicable Nasdaq continued listing standards and the effect of the reverse stock split, including the estimated number of shares of common stock outstanding after effecting the reverse stock split. Some factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. The Company does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact
Michael Adams
Bridge View Media

adams@bridgeviewmedia.com

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